UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012 (December 7, 2012)

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2012 Community First Bank & Trust (the “Bank”), a wholly owned bank subsidiary of Community First, Inc. (the “Company”), completed the sale of certain assets and liabilities relative to the Bank’s branch office located at 9045 Carothers Parkway, Franklin, Tennessee 37067 (the “Cool Springs Branch”), pursuant to the Purchase and Assumption Agreement (the “Agreement”), dated September 17, 2012, between the Bank and First Citizens National Bank (“First Citizens”). Pursuant to the Agreement, the Bank sold approximately $20.3 million in loans and approximately $7.3 million in other assets associated with the operation of the Cool Springs Branch, including the real property on which the Cool Springs Branch is located and the related building. First Citizens also assumed certain of the Bank’s liabilities, including substantially all of the deposit liabilities associated with the Cool Springs Branch (which totaled approximately $56.0 million at the time of the closing). The final amounts of assets sold and liabilities transferred are subject to customary post-closing adjustments and prorations, which are expected to be determined by the end of the second quarter of 2013 and are not expected to be material. First Citizens paid a premium of 4% on the deposit liabilities assumed. To balance the difference between the amount of the assets acquired and the liabilities assumed by First Citizens, the Bank paid approximately $28.4 million in cash to First Citizens at the closing of the transaction.

The foregoing description of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 21, 2012, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2012, and the unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 2011 and for the nine months ended September 30, 2012, giving effect to the disposition of the Cool Springs Branch are being filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

2.1	Purchase and Assumption Agreement, dated September 17, 2012, by and between First Citizens National Bank and Community First Bank & Trust (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) – incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2012.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Name: Jon Thompson
Title: Chief Financial Officer

Date: December 13, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Purchase and Assumption Agreement, dated September 17, 2012, by and between First Citizens National Bank and Community First Bank & Trust* – incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 21, 2012.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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